FORM 8-K





                  SECURITIES AND EXCHANGE COMMISSION



                        Washington, D.C.  20549

                            CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities
                         Exchange Act of 1934



Date of Report               September 19, 1994



                           PECO ENERGY COMPANY
        (Exact name of registrant as specified in its charter)



       PENNSYLVANIA                1-1401                23-0970240
(State or other jurisdiction      (Commission           (IRS Employer
       or incorporation)           file number)         Identification
                                                            Number)





 230l Market Street, Philadelphia, Pennsylvania          19101
 (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:    (215) 841-4000

ITEM 5.  OTHER EVENTS
               On September 19, 1994, PECO Energy Company issued the following press release:

PECO Energy reported today that approximately 2,500 of its 9,300 employees have elected to take advantage of the Company's voluntary retirement/separation programs.

The precise number of employees accepting the programs and the resultant charge against 1994 Company earnings for the cost of the programs and ongoing savings from reduced employee levels will be announced next week after the expiration of the seven day period that some employees still have to revoke their decisions.

The Company also reported that due to the extent of acceptance by its employees, it may be necessary to hire some replacements in some areas of the Company's operations.

The Company announced both programs in April as part of PECO Energy's continuing cost reduction efforts.

Employees were able to make decisions for the voluntary retirement/separation programs between July 5 and September 16, 1994.













                          SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY






                                     /S/ M. W. RIMERMAN

                                         M. W. Rimerman

                                   Vice President - Finance
                                         and Treasurer


        September 19, 1994